UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 9, 2011
OPKO Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4400 Biscayne Blvd
Miami, Florida 33137
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-1.1
EX-5.1
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
On March 9, 2011, OPKO Health, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc. and J.P. Morgan Securities LLC as the representatives of the several underwriters named therein (collectively, the “Underwriters”). Pursuant to the terms and conditions of the Underwriting Agreement, the Company agreed to sell 27,000,000 shares of its common stock (the “Firm Shares”) at a price to the public of $3.75 per share. Pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 4,050,000 shares of its common stock (together with the Firm Shares, the “Shares”) within 30 days after the date of the Underwriting Agreement to cover overallotments, if any. The Company expects to receive approximately $96.4 million in net proceeds from the offering after underwriting fees and offering expenses, or approximately $110.7 million if the Underwriters exercise their overallotment option in full. The offering is scheduled to close on or about March 14, 2011, subject to customary closing conditions.
The Underwriting Agreement contains customary representations, warranties, and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters for losses or damages arising out of or in connection with the sale of the Shares. In addition, pursuant to the terms of the Underwriting Agreement, each director and executive officer of the Company has entered into an agreement with the Underwriters not to sell, transfer or otherwise dispose of securities of the Company during the 90-day period following the date of the final prospectus supplement covering the Shares, subject to extension in certain circumstances and customary exceptions.
The offering is being made pursuant to the Company’s effective registration statement on Form S-3 (File No. 333-172168) previously filed with the Securities and Exchange Commission and the Company’s prospectus, dated February 11, 2011, as supplemented by the Company’s prospectus supplement, dated March 2, 2011. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference into this Item 1.01. A copy of the opinion of Holland & Knight LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto.
Item 7.01 Regulation FD Disclosure.
On March 9, 2011, the Company issued a press release announcing that it had priced the offering of the Shares. The press release is furnished as Exhibit 99.1 hereto.
The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated March 9, 2011, by and among OPKO Health, Inc., Jefferies & Company, Inc. and J.P. Morgan Securities LLC, as representatives for the underwriters named therein.
5.1	Opinion of Holland & Knight LLP
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)
99.1	Press Release dated March 9, 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.
By	/s/ Rao Uppaluri
	Name:	Rao Uppaluri
	Title:	Senior Vice President, Chief Financial Officer

Date March 9, 2011

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement dated March 9, 2011, by and among OPKO Health, Inc., Jefferies & Company, Inc. and J.P. Morgan Securities LLC, as representatives for the underwriters named therein.
5.1	Opinion of Holland & Knight LLP
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)
99.1	Press Release dated March 9, 2011.